Exhibit 23.2

June 25, 2012

SunOpta Inc.
2838 Bovaird Drive West
Brampton, Ontario
L7A 0H2

Dear Sirs/Mesdames:

Re: SunOpta Inc. - Form S-3 Registration Statement - File No. 333-180647

We hereby consent to the reference to our firm under the captions “Canadian Federal Income Tax Consequences for Non-Residents”, “Legal Matters”, “Enforcement of Civil Liabilities”, “Disclosure of Commission Position on Indemnification from Securities Act Liabilities” and “Exhibits” in the Registration Statement on Form S-3 (File No. 333-180647)  (the "Registration Statement"), and related prospectus filed by SunOpta Inc. under the Securities Act of 1933 of the United States.

Yours very truly,

(signed) “Wildeboer Dellelce LLP”